EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our report letter dated January 22, 2019, included in or made a part of this Registration Statement on Form S-8, including any amendments thereto, of Extraction Oil & Gas, Inc., in accordance with the requirements of the Securities Act of 1933, as amended.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
August 1, 2019